As Amended May 7, 1991



                                 BY-LAWS

                                    OF

                             GLEASON CORPORATION



                                ARTICLE I

                               STOCKHOLDERS



         SECTION 1.  ANNUAL MEETING.  The annual meeting of the

stockholders for the election of directors and the transaction of other business shall be held on such date during the month of May as the Board of Directors may designate.

         SECTION 2.  SPECIAL MEETINGS.  Special meetings of the

stockholders may be called at any time by the Board of Directors.

         SECTION 3.  PLACE OF MEETING.  Meetings of stockholders of the

Corporation shall be held at such place, either within or without the

State of Delaware, as shall be fixed by the Board of Directors and specified in the notice of said meeting.  Unless otherwise provided by action of the Board of Directors, all meetings of stockholders shall be held at the principal office of the Corporation.

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         SECTION 4.  NOTICE OF MEETINGS.

         (a)  Notice of each meeting of stockholders shall be in writing and shall state the place, date, and hour of the meeting.  Notice of a special meeting shall state the purpose or purposes for which the meeting is being called and shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting.  If, at any meeting, action is proposed to be taken which would, if taken, entitle stockholders to the appraisal rights of Section

262 of the Delaware General Corporation Law, the notice of such meeting shall indicate that appraisal rights are available and shall include a copy of Section 262 of the Delaware General Corporation Law.

         (b)  A copy of the notice of any meeting shall be given

personally or by mail not less than ten (10) (not less than twenty (20)

if action is proposed to be taken which would, if taken, entitle stockholders to the appraisal rights of Section 262 of the Delaware

General Corporation Law) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting.  If mailed, such notice is given when deposited in the United States mail,

postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

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                                  3

         (c)  Notice of meetings need not be given to any stockholder who submits a signed waiver of notice in person or by proxy whether before or after the meeting.  The attendance of any stockholder at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 5.  QUORUM.  At any annual or special meeting of the stockholders, except where otherwise provided by law or the Certificate of Incorporation, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business.  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

         SECTION 6.  ADJOURNED MEETINGS.  The stockholders present at a meeting in person or by proxy may adjourn the meeting to another time and place, despite the absence of a quorum, and it shall not be necessary to give any notice of the adjourned meeting, if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.  However, if the adjournment is for more than thirty days, or if after the

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adjournment the Board fixes a new record date for the adjourned meeting,

a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under Section 4 of this

Article 1.  At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

         SECTION 7.  PROXIES.

         (a) Every stockholder entitled to vote at a meeting of

stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         (b) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to

Subsection (a) of this Section, the following shall constitute a valid means by which a stockholder may grant such authority:



              (i) A stockholder may execute a writing authorizing

         another person or persons to act for him as proxy, execution thereof being accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be

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                                    5

         affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.



              (ii) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of

         electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support

         service organization or like agent duly authorized by the

         person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the information upon which they relied.



         (c) Any copy, facsimile telecommunication or

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                             6


other reliable reproduction of the writing or transmission created pursuant to Subsection (b) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         SECTION 8.  ORGANIZATION.  At every meeting of stockholders,

the Chief Executive Officer or, in his absence, the Chairman of the

Board or the President or, in the absence of all of them, such person as the Board of Directors shall designate shall act as chairman of the meeting, unless the stockholders shall appoint another chairman.  The

Secretary or, in his absence, an Assistant Secretary, shall act as secretary of the meeting, and, in the absence of both the Secretary and an Assistant Secretary, a person selected by the chairman of the meeting shall act as secretary of the meeting.

         SECTION 9.  VOTING.

         (a) At each meeting of stockholders each stockholder of record of the Corporation entitled to vote at the meeting shall be entitled to cast one vote for each share of stock of the Corporation registered in his name on the books of the Corporation on the record date for the

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meeting.  Whenever any corporate action, other than the election of directors, is to be taken by a vote of the stockholders, it shall,

except as otherwise required by law or by the Certificate of

Incorporation, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

         (b) The Board of Directors, or the Chief Executive Officer, or

such other officer as will in his absence preside at the meeting, shall,

in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and to make a written report thereof,

and may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

         (c) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii)

count all votes and

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                                8


ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties as inspectors.

         (d) The time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

         (e) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, and information provided in accordance with Section 7(b)(2) of this Article I, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record

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                             9


owner to cast or more votes than the stockholder holds of record.  If the inspectors consider other reliable information for the limited purpose permitted herein, they shall at the time they make their certification pursuant to Subsection (c)(v) of this Section 9 specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

         SECTION 10.  LIST OF STOCKHOLDERS.  It shall be the duty of the

Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the

Corporation designated by him or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for a purpose germane to the meeting, during ordinary business

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hours, for said ten (10) days, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not  so specified, at the place where the meeting is to be held.  This list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present thereat.  The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the

Corporation, or to vote in person or by proxy at such meeting.

         SECTION 11. INTRODUCTION OF BUSINESS AT A MEETING OF

STOCKHOLDERS.  At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (a) by, or at the direction of, the Board of Directors, or

(b) by a stockholder of the Corporation who complies with the procedures set forth in this Section 11.  For business or a proposal to be properly brought before an annual meeting, of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the

Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered to or mailed and

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                                 11

received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferrals or adjournments of that meeting to a later date; PROVIDED, HOWEVER, that if less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii)

the day on which such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for

conducting such business at the annual meeting,    (ii) the name and

address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the

Corporation which are beneficially owned by

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such stockholder ont he date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, (iv) a description,

in 500 words or less, of any interest of the stockholder in such proposal, and (v) a representation that the stockholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice.

Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance

with the procedures set forth in this     Section 11.

         The Chairman of the meeting shall, if the facts warrant,

determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.  Notwithstanding the foregoing, nothing in this Section 11 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the board of directors.

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                             ARTICLE II

                          BOARD OF DIRECTORS



         SECTION 1.  POWER OF BOARD AND QUALIFICATION OF DIRECTORS.  The

business and affairs of the Corporation shall be managed under the direction of its Board of Directors.  A director need not be a stockholder.

         SECTION 2.  NUMBER AND TERM.

         (a)  The Board of Directors shall consist of not less than five nor more than fifteen members, the number of directors within such limits to be determined from time to time by resolution of a majority of the entire Board of Directors, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

         (b)  The Board of Directors shall be divided into three classes of approximately equal number.  The term of one class of directors shall expire at each annual meeting. SECTION 3.  ELECTION.

         (a)  Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

         (b)  At each annual meeting one class of directors shall be elected, each to hold office until the third succeeding annual meeting and until his successor

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                            14


has been elected and has qualified.  A director elected to a newly created directorship shall be elected to hold office until the expiration of the terms of the other directors in the class to which he is assigned, and a director elected to fill a vacancy shall be elected to fill such vacancy for the remainder of such term.

         SECTION 4.  RESIGNATION AND REMOVAL.  Any director may resign at any time by giving written notice to the Corporation.  Such resignation shall take effect at the time specified in such notice or,

if no time is specified, on delivery.  Any or all of the directors may be removed for cause by vote of the stockholders.

         SECTION 5.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.  Newly

created directorships and vacancies occurring in the Board of Directors for any reason may be filled by a majority of the directors then in office, although less than a quorum or by a sole remaining director.

         SECTION 6.  ORGANIZATIONAL AND REGULAR MEETINGS.  As soon as practical after each annual election of directors, the Board of

Directors shall meet for the purposes of organization, the election of officers and the transaction of other business.  Regular meetings of the

Board of Directors shall be held at such place or places and on such days and at such hours as the Board of

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                                 15


Directors may by resolution appoint.  Notice of organizational meetings and regular meetings need not be given.

         SECTION 7.  SPECIAL MEETINGS.  Special meetings of the Board of

Directors may be called by the Chairman of the Board or President or by any two directors.  Notice of a special meeting shall state the date,

place and time of such meeting, and shall be deemed sufficient if given orally, delivered in writing or sent by telegram not less than twelve

(12) hours before the meeting or mailed not less than forty-eight (48)

hours before the meeting.

         SECTION 8.  WAIVER OF NOTICE.  Notice of a meeting need not be given to any director if waived by him in writing or by telegraph,

cable, wireless, or other form of recorded communication, whether before or after the meeting or who attends the meeting.

         SECTION 9.  QUORUM AND ACTION BY THE BOARD.

         (a)  Except as otherwise provided by law or the Certificate of

Incorporation, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of directors present at the time of the vote, if a quorum is present, shall be the act of the Board.

         (b)  Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may

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be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of the proceedings of the Board or committee.

         (c)  Any one or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at a meeting.

         SECTION 10.  ADJOURNED MEETINGS.  A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place without notice to any director,

except that such notice shall be given to all directors not present at the time of adjournment if such adjournment is to a time more than forty-eight (48) hours subsequent.

         SECTION 11.  COMPENSATION.  The Board of Directors shall have authority to fix the compensation of directors for services in any capacity and shall fix the compensation of the Chairman of the Board and

President.

         SECTION 12.  INTERESTED DIRECTORS.

         (a)  No contract or other transaction between the Corporation and one or more of its directors or officers,

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or between the Corporation and any other corporation, firm, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason or solely because such director or officer is present at or participates in the meeting of the Board of

Directors, or committee thereof, which authorizes such contract or transaction, or solely because his or their votes are counted for purpose, if:

            (1)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the

Board or committee and the Board or committee, in good faith authorizes such contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or

            (2)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and such contract or transaction is specifically approved in good faith by vote of the stockholders, or

         (3)  The contract or transaction is fair as to the Corporation at the time it is authorized, approved, or ratified by the Board, a committee thereof, or the stockholders.

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         SECTION 13.  NOMINATIONS AND QUALIFICATIONS OF DIRECTORS.

Subject to the rights of holders of Preferred Stock, only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors.  Nominations of persons for election to the Board may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors (i) by or at the direction of the

Board, or  (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 13.  Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the

Corporation.  To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the

Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, regardless of postponements, deferrals,

or adjournments of that meeting to a later date; PROVIDED, HOWEVER, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of

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business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director

(a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c)

the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice and (d)

any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the

Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice

(a) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees, (b) the class and number of shares of the

Corporation which are beneficially owned by such

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stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominee(s)

on the date of such stockholder's notice, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

         No persons shall be eligible for election as a director of the

Corporation unless nominated in accordance with the procedures set forth in this Section 13.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.



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                             ARTICLE III

                              COMMITTEES



         SECTION 1.  COMMITTEES.  The Board of Directors may, by

resolution passed by a majority of the whole Board, designate from among its members one or more committees each of which shall consist of three or more directors and shall serve at the pleasure of the Board.  The

Board may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Each committee shall have such powers and authority as provided in the resolution of the Board, but no committee shall have power or authority in reference to:

         (1) Amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in
              Section 151(a) of the Delaware General Corporation Law, fix any of the preferences or rights of such shares relating to dividends, redemption,
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                                      22


              dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation).

         (2)  Amending the By-laws of the Corporation.

         (3)  Adopting an agreement of merger or consolidation.

         (4) Recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

         (5) Recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution.

Unless a resolution of the Board expressly so provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

         SECTION 2.  RULES OF PROCEDURE.  Except to the extent otherwise determined by the Board of Directors, each committee shall fix its own rules of procedure.  Regular meetings of each committee shall be held at such times as may be fixed from time to time by resolution of the Board or the committee.  Special meetings shall be held whenever called by the

Chief Executive Officer or the chairman of the committee.  No notice need be given of regular meetings.  Notice of special meetings shall comply

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                              23


with Article II, Section 7, of the By-laws.  At all meetings of committees a majority of the members of the committee shall constitute a quorum.



ARTICLE IV

OFFICERS



         SECTION 1.  OFFICERS ENUMERATED.  The officers of the

Corporation shall be a Chairman of the Board, President, one or more

Vice Presidents, a Secretary and a Treasurer, and such other officers as the Board of Directors may in its discretion elect or appoint.  Any two or more offices may be held by the same person.

         SECTION 2.  CHAIRMAN OF THE BOARD.  The Chairman of the Board

of Directors, if there is one, shall preside at all meetings of the

Board of Directors at which he is present, and shall, if he is not the

Chief Executive Officer, perform such other duties and exercise such other powers which may from time to time be assigned to him by the Chief

Executive Officer or the Board of Directors.

         SECTION 3.  PRESIDENT.  The President shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of

Directors at which he is present, and shall, if he is not the Chief

Executive Officer, perform such other duties and exercise such other powers

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                                 24


which may from time to time be assigned to him by the Chief Executive

Officer or the Board of Directors.

         SECTION 4.  CHIEF EXECUTIVE OFFICER.  The Chief Executive

Officer shall be either the Chairman of the Board or the President, as the Board of Directors shall from time to time determine, and shall have general powers and duties of management of the Corporation's business and affairs, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall perform such duties which may from time to time be assigned to him by the Board of Directors.  The duties of the Chief Executive Officer shall in the event of his absence or disability be performed by such other officer as he or the Board of

Directors shall designate.

         SECTION 5.  VICE PRESIDENTS.  The Vice President or, if there be more than one, Vice Presidents may be designated by such title or titles as the Board of Directors may determine, and each Vice President shall perform such duties as may be assigned to him from time to time by the Chief Executive Officer or the Board of Directors.

         SECTION 6.  TREASURER.  The Treasurer shall have the care and custody of the funds and securities of the Corporation, shall deposit such funds in the name of the Corporation in such banks, trust companies or other

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                             25


depositories as are designated by the Board of Directors, shall have supervision over the accounts of receipts and disbursements of the

Corporation, shall sign such instruments as require his signature, and shall perform such other duties as usually pertain to his office or as may be assigned to him by the Chief Executive Officer or the Board of

Directors.

         SECTION 7.  SECRETARY.  The Secretary, when authorized by the

Board of Directors, shall issue notices of all meetings of stockholders,

and, when authorized by the Chairman of the Board, the President or any

two directors, shall issue notices of meetings of the Board of Directors where notice is required, shall keep the minutes of all meetings of stockholders and the Board of Directors, shall sign such instruments as require his signature, shall be custodian of the corporate seal and shall affix it to documents on which it is duly required, and shall perform such other duties as usually pertain to his office or as may be assigned to him by the Chief Executive Officer or the Board of

Directors.

         SECTION 8.  OTHER OFFICERS.  The Board of Directors may elect or appoint such other officers as from time to time it may determine,

which officers shall perform such duties as may be assigned to them by the Chief Executive Officer or the Board of Directors.

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                               26


         SECTION 9.  TERM OF OFFICES.  The officers required by Section

1 of this Article IV shall be elected or appointed annually by the Board of Directors at its organizational meeting following the annual meeting of stockholders.  Unless a shorter term is provided by the Board when electing or appointing each officer, each officer shall hold office until the organizational meeting of the Board following the next annual meeting of stockholders and until his successor, if one is required, has been elected or appointed and qualified.

         SECTION 10.  REMOVAL OF OFFICERS.  Any officer may be removed by the Board of Directors, with or without cause, at any time.  Removal of an officer without cause shall be without prejudice to his contract rights, if any, but his election as an officer shall not of itself create contract rights.

         SECTION 11.  RESIGNATIONS.  Any officer may, subject to any contract rights of the Corporation, resign at any time by giving written notice to the Secretary.  Such resignation shall take effect at the time specified in such notice or, if no time is specified, on delivery.

SECTION 12.  PROXIES IN RESPECT OF SECURITIES OF OTHER CORPORATIONS.

Unless otherwise provided by resolution adopted by the Board of

Directors, the Chairman of the Board, the President, a Vice President,

or the

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                               27


Secretary or an Assistant Secretary or the Treasurer or an Assistant

Treasurer, or any one of them, may exercise or appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such ballots, consents, proxies,

powers of attorney or other written instruments as they or any of them may deem necessary in order that the Corporation may exercise such powers and rights.  Any stock or other securities in any other corporation which may from time to time be owned by or stand in the name of the Corporation may, without further action, be endorsed for sale or transfer or sold or transferred by the Chairman of the Board, the

President or a Vice President, or the Secretary or an Assistant

Secretary or the Treasurer or an Assistant Treasurer of the Corporation.

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                               28



                           ARTICLE V

                  STOCK CERTIFICATES AND THEIR TRANSFER



         SECTION 1.  STOCK CERTIFICATES.  The shares of the Corporation shall be represented by certificates.  Every stockholder shall be entitled to have a certificate in such form as approved from time to time by the Board of Directors representing the shares of stock of the

Corporation owned by him, signed by, or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by

the Treasurer or an Assistant Treasurer or by the Secretary or an

Assistant Secretary.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the

Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 2.  TRANSFER OF SHARES.  Shares of the Corporation

shall be transferred on the books of the Corporation only upon surrender to the Corporation or its authorized transfer agent of the certificate duly endorsed

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                             29


or accompanied by proper evidence of succession, assignment or authority to transfer.  Every certificate surrendered to the Corporation shall be cancelled, and no new certificate shall be issued in exchange therefor until the old certificate has been surrendered and cancelled.  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient, not inconsistent with this section of the

by-laws, concerning the issue, registration and transfer of certificates for shares, and may appoint transfer agents and registrars thereof.

         SECTION 3.  REGISTERED STOCKHOLDERS.  Except as otherwise

provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any person.

         SECTION 4.  RECORD DATE.

         (a)  For the purpose of determining the stockholders entitled to notice of, or vote at, any meeting of stockholders or any adjournment thereof, or determining stockholders entitled to receive payment of any dividend or other distribution or the allotment or any

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                             30


rights, or entitled to exercise any rights in respect of any change,

conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date which shall be not more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other such action.

         (b)  In each such case, except as otherwise provided by law,

only such persons as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as stockholders for the purpose of any other action affecting the interests of stockholders,

notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.

         SECTION 5.  LOST, STOLEN OR DESTROYED CERTIFICATES.  The Board

of Directors may direct a new certificate for shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed.  When authorizing

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                              31


such issue of a new certificate, the Board, may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such allegedly lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.



ARTICLE VI

GENERAL PROVISIONS



         SECTION 1.  DIVIDENDS.  Dividends on the outstanding shares of the Corporation may be declared and paid out of the surplus or in the case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, as often and in such amounts as the Board of Directors may determine.



         SECTION 2.  OBLIGATIONS.  All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidence of indebtedness of the Corporation shall be signed on behalf

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                               32


of the Corporation by such officer or officers or other person or persons as shall be designated by the Board of Directors.

         SECTION 1.  SEAL.  The seal of the Corporation shall be in the form approved by the Board of Directors and shall at least bear the name of the Corporation and its year of incorporation.

         SECTION 4.  FISCAL YEAR.  The fiscal year of the Corporation shall end on December 31 of each year.



                               ARTICLE VII

                             INDEMNIFICATION



         SECTION 1.  INDEMNIFICATION.  To the full extent authorized by law, the Corporation shall indemnify any person made, or threatened to be made, a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the

Corporation, or is serving or served any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, in any such capacity at the request of the Corporation,

("indemnitee") against expenses (including attorneys' fees), judgments,

fines and amounts paid in settlement

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                               33


actually and reasonably incurred by him in connection therewith.

         SECTION 2.  ADVANCEMENT OF EXPENSES.  Expenses actually and reasonably incurred by an indemnitee in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon an undertaking by or on behalf of such indemnitee to repay such amount if it shall ultimately be determined, by final judicial decision from which there is no further right of appeal, that he is not entitled to be indemnified by the Corporation.  The indemnitee shall, however,

cooperate in good faith with any request by the Corporation that common counsel be used by parties to such action or proceeding who are similarly situated unless it would be inappropriate to do so because of actual or potential conflicts between the interests of such parties.

         SECTION 3.  SUIT FOR INDEMNIFICATION.  If a claim for

indemnification under Section 1 is not paid in full within sixty days,

or if a claim for advancement of expenses under Section 2 is not paid in full within twenty days, after receipt of the written claim by the

Corporation, the indemnitee may at any time thereafter prior to such payment bring suit against the Corporation to recover the unpaid amount of the claim.  If successful

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                               34


in whole or in part in such suit, the indemnitee shall be entitled also to recover from the Corporation that proportion of the expenses

(including attorneys' fees) actually and reasonably incurred by him in such suit as the amount recovered therein bears to the amount of his unpaid claim or claims sued upon.  Neither the failure of the Board of

Directors, legal counsel or the stockholders of the Corporation to make a determination that the indemnitee is entitled to indemnification, nor a determination by any of them that he is not entitled to

indemnification, for whatever reason, shall create a presumption in such a suit that the indemnitee has not met the applicable standard of conduct or be a defense to such suit.  In any such suit the burden of establishing that the indemnitee is not entitled to indemnification or advancement of expenses shall be on the Corporation.

         SECTION 4.  CONTRACT RIGHT.  This Article shall be deemed to constitute a contract between the Corporation and each person who serves as a director or officer at any time while this Article is in effect.

No repeal or amendment of this Article, insofar as it reduces the extent of the indemnification of any such person shall without his written consent be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to (a) the date of such repeal

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                             35


or amendment if on that date he is not serving as a director or officer,

or (b) the thirtieth day following delivery to him of written notice of such amendment as to any such capacity in which he is then serving for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise at the Corporation's request, or (c)

the later of the thirtieth day following delivery to him of such notice or the end of the term of any office (for whatever reason) he is serving as director or officer of the Corporation on the date of such repeal or amendment, with respect to service in that capacity.  This Article shall be binding on any successor to the Corporation.  The right to indemnification and advancement of expenses provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and

administrators of such person.

         SECTION 5.  INDEMNIFICATION OF EMPLOYEES AND AGENTS.  The

Corporation may, to the extent authorized by the Board of Directors,

grant rights of indemnification and advancement of expenses to any employee or agent of the Corporation to the full extent of the provisions of this Article with respect to indemnification and advancement of expenses of directors and officers of the Corporation.

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                               36


         SECTION 6.  NON-EXCLUSIVITY.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this

Article.



                            ARTICLE VIII

                             AMENDMENTS



         SECTION 1.  AMENDMENTS.  The By-laws of the Corporation may be amended, repealed or adopted by vote of the holders of the shares entitled to vote or by the Board of Directors.